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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20552


                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  January 5, 2000

                      WHITE ELECTRONIC DESIGNS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


           Indiana                    1-4817                     35-0905052
(State or other jurisdiction        (Commission                 (IRS Employer
      of incorporation)            File Number)              Identification no.)


                            3601 E. University Drive
                             Phoenix, Arizona 85034
                     (Address of Principal Executive Office)

       Registrant's telephone number, including area code: (602) 437-1520






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ITEM 5.  OTHER EVENTS.

White Electronic Designs Corporation (AMEX: WHT; f/k/a Bowmar Instrument Corporation) (the "Company") announced on January 5, 2000 that it would redeem all outstanding shares of its Senior Voting Convertible Preferred Stock (AMEX:
"WHT_P") effective 5:00 p.m. (EST) February 7, 2000. The redemption price is $25.00 per Preferred Share. In lieu of redemption, holders of the Preferred Stock may, prior to the redemption time, convert their shares of Preferred Stock into shares of the Company's Common Stock at the conversion price of $1.875 per share, which is equivalent to 13-1/3 shares of Common Stock per share of Preferred Stock. Holders of the Preferred Stock are being sent by first-class mail a notice package outlining the procedures to be followed in connection with such redemption or conversion. The Company's press release regarding this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

THE FOREGOING MAY CONTAIN FORWARD-LOOKING STATEMENTS. THERE CAN BE NO ASSURANCE AS TO HOW MANY SHARES OF PREFERRED STOCK WILL BE CONVERTED, ON ONE HAND, OR REDEEMED, ON THE OTHER HAND, AND THUS THE CASH COST OF THE REDEMPTION, AND THE EXISTENCE OR EXTENT OF POSSIBLE DILUTION OF THE COMPANY'S COMMON STOCK DUE TO POSSIBLE CONVERSION, ARE UNKNOWN AT THIS TIME.

ITEM 7.           EXHIBITS

                  (C)  EXHIBITS.

                  The following exhibit is filed with this report:

                  Number   Description

                  99.1     Press release dated January 5, 2000.



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     WHITE ELECTRONIC DESIGNS CORPORATION


Date:  January 5, 2000           By: /s/ Hamid Shokrgozar
                                    --------------------------------------------
                                           Hamid Shokrgozar
                                           President and Chief Executive Officer


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                                  EXHIBIT INDEX


99.1              Press release dated January 5, 2000